BRF S.A.

A Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

ANNOUNCEMENT TO THE MARKET

BRF S.A. (“BRF” or "Company") hereby informs its Shareholders and the market that will hold the Public Proxy Request, pursuant to articles 23 to 27 of CVM Instruction nº 481/2009, to vote at the Company's Annual General Meeting (“Meeting”) to be held on April 26th, 2017, at 11:00 a.m., at the Company’s registered offices at Rua Jorge Tzachel, n. 475, in the city of Itajaí, state of Santa Catarina.

The public proxy will cover all the subjects related to the Meeting’s agenda, in accordance with the information provided in the Convening Notice. The powers of attorneys in physical format shall be forwarded to the Company´s postal address at: Rua Hungria, n. 1.400, 5th floor, Zip Code 01455-000, Jardim Europa, in the city of São Paulo, state of São Paulo, in the attention to the Corporate Governance team, from 08h00 a.m., March, 24th, 2017 until April 20th, 2017, at 06h00 p.m.

Additional information regarding the proxy’s delivery will be available from the date of the disclosure of the Covering Notice of the Meeting in its Investor Relations' website (www.brf-br.com/ir), at the tab Corporate Governance, as well in the Brazilian Securities and Exchange Commission – CVM (www.cvm.gov.br), in the BM&FBOVESPA (www.bmfbovespa.com.br) and in the US Security Exchange Commission – SEC (www.sec.gov) websites.

The Public Proxy Request is an alternative, granted by the Company, to the Shareholders that will be willing to exercise their right to vote at the Meeting and cannot be present in person or through an attorney in fact at the day and location of the Meeting.

In addition to the delivery of the proxy subject of the Public Request, the Shareholders also can vote at the Meeting through Distance Voting Ballots, within the terms of article 21-A and followings of the CVM Instruction nº 481/2009, in accordance with the instructions to be released by the Company on the Attendance Manual at the Meeting.

São Paulo, March 22th, 2017.

Pedro de Andrade Faria
Global Chief Executive and Investor Relations Officer